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Exhibit 10.4

EMPLOYMENT CONTRACT

        This Contract, entered into this 20th day of October, 1999 by and between Inrad, Inc., with its principal offices at 181 Legrand Avenue, Northvale, NJ 07647 (hereinafter called the "Company"), and Daniel Lehrfeld, residing at 34 Greenwood Drive, New City, New York 10956 (hereinafter called the "Executive").

WITNESSETH

        In consideration of the mutual covenants herein contained and other good and valuable considerations, the parties hereto agree as follows:

SECTION 1—DUTIES AND TERM OF EMPLOYMENT

        1.1   The Company hereby employs the Executive as its President and Chief Operating Officer subject to the order, supervision, and direction of the Board of Directors of the Company and the current Chief Executive Officer. It is the present intention of the Company to elect Executive as Chief Executive Officer of the Company on or about March 1, 2000. The Company will promptly appoint Executive to the Board of Directors, and will nominate him for election to the Board at the next meeting of stockholders.

        1.2   The Executive hereby accepts this offer of employment and agrees to remain in the employ of the Company in the aforesaid capacity upon the terms, conditions, and provisions herein stated.

        1.3   The term of this Contract shall commence on September 24, 1999 (the "Effective Date") and shall end on the date of the Executive's 65th birthday, or later at the discretion of the Company's Board of Directors; provided, however, that this Contract may be terminated by the Executive or the Company as provided in Section 5 of this Contract.

        1.4   During the term of his employment, the Executive agrees to devote substantially all of his normal business time and attention (reasonable vacations and period of leave excepted), skill, and efforts to the business conducted by the Company and to continue to act as President and Chief Operating Officer as aforesaid, and faithfully to perform such executive, administrative, and supervisory duties and to exercise such powers as specified in the Regulations of the Company from time to time and as the Board of Directors may prescribe. Executive shall be permitted to serve as a Director or Trustee of other organizations, provided such service does not prevent Executive from performing his duties under this Contract.

        1.5   The Executive's duties shall be performed principally at the Company's headquarters located in Northvale, NJ, although Executive understands and agrees that travel, including overseas travel, is an integral part of his responsibilities. If the requirements of the Company, as determined by the Board of Directors, make it desirable to relocate the principal offices of the Company to another location more than fifty miles from Northvale, NJ, during the term of this Contract, the Executive will be consulted in advance of any such relocation and will not be required to render services hereunder without his approval. Whether or not such approval is given, the Executive shall be entitled to the Compensation provided for in Section 2.

SECTION 2—COMPENSATION

        2.1   The annual Base Salary of the Employee shall be $160,000. Such salary shall be payable in equal weekly, bi-weekly, or semi-monthly installments, as determined under the policies of the Company. The Board of Directors of the Company reserves the right to increase the Base Salary of the Executive, and benefits, specified in this instrument, at any time or times during the term of this Contract, but merely as an amendment to this Section 2, and all the other terms, provisions, and conditions of this Contract shall continue in force and effect as herein provided.

        2.2   The Executive will work with the Executive Committee of the Board of Directors of the Company to define and establish an Incentive Cash Bonus Plan, subject to the approval of the Board of Directors, covering all executives and employees, to come into effect for Calendar Year 2000 and thereafter. Executive shall be a participant in said Plan, as well as in subsequent plans (if any) which may hereafter be adopted. Pursuant to said plan, it shall be possible for Executive to earn a bonus provided that the prescribed targets and objectives set out in the Cash Bonus Plan are achieved.

        2.3   In consideration of the covenants of the Executive under this Contract and his services to the Company, and as an inducement for the Executive to enter into this Contract, the Company hereby grants to the Executive:

  a)
  An option to purchase 100,000 shares of the Company's common stock at $0.625 per share which the parties agree is the fair market value of that stock on the date hereof. This option is hereby granted pursuant to the Incentive Stock Option provisions of the Company's Key Employee Compensation Program adopted by the Company's shareholders on June 20, 1996, and attached hereto as Schedule 1 (the "Plan"), and is subject to all the terms and conditions of the Plan; provided, however, that the Company shall use its best efforts to cause the stockholders to make whatever changes to the Plan are necessary to conform the Plan to this Agreement if they can do so in a manner consistent with the provisions of the Internal Revenue Code relating to Incentive Stock Options.

  b)
  When the Executive shall become the Chief Executive Officer of the Company, he shall be entitled to receive options to purchase an additional 310,000 shares of the common stock of the Company pursuant to the provisions of the Plan. These options shall be granted according to the following schedule, and shall be exercisable, when vested in accordance with the Plan, at the market price of the Company's stock on the date such options are granted:

      110,000 shares on the first anniversary of the Contract
      100,000 shares on the second anniversary of the Contract
      100,000 shares on the third anniversary of the Contract

      After the third anniversary of this Agreement, or at any time that it so determines, the Board may grant, but shall not be obligated to grant, additional Incentive Stock Options to Employee.

        2.4   The Executive will be reimbursed for his reasonable expenses, including but not limited to travel and communication expenses, incurred while on, or in connection with, Company business.

SECTION 3—BENEFITS

        3.1   Executive shall be entitled to receive all benefits generally made available to executives of the Company, as set forth on Schedule 2 attached hereto.

SECTION 4—NONCOMPETITION AND SECRECY

        4.1   So long as this Contract is in effect, and for a period of nine months thereafter, the Executive shall not become or serve as an officer or employee of or consultant to an individual, partnership, or corporation, or owner or part owner of any business (however this shall not prohibit ownership of not more than 5% of the voting stock of any publicly held corporation), or member of any partnership, limited partnership, LLC or other entity which conducts a business which, in the reasonable judgment of the Board of Directors of the Company, competes with the Company in any geographic area where the Company is doing business when this Contract terminates or expires, unless the Executive shall have obtained the written consent of the Board of Directors of the Company.

        4.2   Except for actions taken in the course of his employment hereunder, at no time shall Executive knowingly divulge, furnish, or make accessible to any outside person or firm any information of a proprietary nature or secret information or trade secrets of the Company not previously disclosed (unless written consent of the Company is first obtained).

SECTION 5—TERMINATION

        5.1   Termination By Company.

  a)
  Company shall have the right to terminate this Contract under the following circumstances:

  i)
  Upon death of the Executive.

  ii)
  Upon notice from Company to Executive in the event of an illness or other disability which has incapacitated him from performing his duties, in the good faith opinion of the Board of Directors, for three consecutive months or six non-consecutive months in any eighteen month period,

  iii)
  For good cause upon notice from Company. Termination by Company of Executive's employment "for good cause" as used in this Contract shall be limited to the commitment of a significant act of dishonesty such as misappropriation of funds, the conviction of a felony, gross negligence or repeated malfeasance by the Executive in the performance of his duties under this Contract (despite receiving specific written cure notices from the Company and being given 30 days to substantially remedy such failure), or the voluntary resignation by Executive as an employee of the Company without the prior written consent of the Company and without "Good Reason" as defined in Section 5.2b.

  iv)
  Upon 45 days written notice, without "good cause".

  b)
  If this Contract is terminated pursuant to paragraphs 5.1a) i) or ii) hereof, Executive or his estate shall be entitled to receive 100% of his Base Salary for 12 months following the date of on which his employment ceases together with the bonus provided for in Section 2.2 hereof with respect to that 12 month period. Company may purchase insurance to cover all or any part of its obligations set forth in the preceding sentence, and Executive agrees to take a physical examination to facilitate the obtaining of such insurance.

  c)
  If this Contract is terminated pursuant to paragraph 5.1a iii) above, Executive shall be entitled to receive his Base Salary so long as he is working but not otherwise and all Bonus payments accrued through the effective date of his termination, but all accrued but unused vacation and sick pay and all granted but non-vested stock options shall be forfeit. In that event, the severance and separation provisions of Section 6 shall not be applicable.

  d)
  If this Contract is terminated by Company pursuant to paragraph 5.1a) iv) hereof (i.e., without "good cause"), the severance and separation benefit provisions of Section 6 of this Contract shall apply.

  e)
  Whenever compensation is payable to Executive hereunder during a time when he is partially or totally disabled and such disability (except for the provisions hereof) would entitle him to disability income or to salary continuation payments from Company according to the terms of any plan now or hereafter provided by Company or according to any Company policy in effect at the time of such disability, the compensation payable to him hereunder shall be inclusive of any such disability income or salary continuation and shall not be in addition thereto. If disability is payable to executive under an insurance policy paid for by the Company, the amounts paid to him by said insurance company shall be considered part of the payments to be made by Company to him pursuant to this section, and shall not be in addition thereto.

        5.2   Termination By Executive

  a)
  Executive shall have the right to terminate his employment without good reason upon delivery of 45 days written notice to the Company. When Executive terminates his employment pursuant to this sub-section, he shall be entitled to receive his Base Salary so long as he is working but not otherwise and all Bonus payments accrued through the effective date of his termination, but all granted but non-vested stock options shall be forfeit.

  b)
  Executive shall have the right to terminate his employment for good reason under this Contract upon 45 days' notice to Company given within 60 days after the occurrence of an event described in sub-sections i) or ii) and within 180 days after the occurrence of an event described in sub-sections iii below. For the purpose of this Contract "for good reason" shall be understood to mean the occurrence of any of the following events:

  i)
  Executive is not elected as Chief Executive Officer on or about March 1, 2000, or is not retained as Chief Executive Officer and a member of the Board of Directors after March 1, 2000.

  ii)
  Company acts to materially reduce Executive's duties and responsibilities or compensation hereunder.

  iii)
  In the event that the Company is (or substantially all of its assets are) sold to, or combined with, another entity, or is dissolved, Executives duties and responsibilities shall be deemed to be materially reduced for purposes hereof if his authority with respect to the business of the Company after the sale is substantially less than it was before the sale, or the Executive does not report directly to the Chief Executive Officer of the acquiring corporation, or his title does not remain President of the Company, or the geographic location of the performance of the Executive's duties in the resulting new entity changes by more than 50 miles from Northvale, NJ.

  iv)
  Company acts to change the geographic location of the performance of the Executive's duties by more than 50 miles without his prior written consent.

  c)
  If this Contract is terminated by Executive pursuant to paragraph 5.2 b) hereof (i.e., "for good reason"), the severance and separation benefit provisions of Section 6 of this Contract shall apply. If this Contract is terminated by Executive pursuant to paragraph 5.2 a) hereof (i.e., "without good reason"), the severance and separation benefit provisions of Section 6 of this Contract shall not be applicable.

SECTION 6—SEVERANCE AND SEPARATION BENEFITS

        6.1   If this Contract is terminated by the Company without good cause pursuant to paragraph 5.1 a)iv), hereof, or if Company shall terminate Executive's employment under this Contract in any other way that is a breach of this Contract by Company, or if the Executive shall terminate this Contract for good reason pursuant to paragraph 5.2b hereof, the following shall apply:

  a)
  The Company will pay to the Executive an amount equal 12 months of Base Salary and cash bonus payments paid to Executive during the preceding 12 months. The payments will be made in 12 equal monthly installments, without interest, commencing one month after the effective date of such termination.

  b)
  All stock options granted to Executive pursuant to Section 2.3 of this Contract shall vest immediately upon termination and shall be exercisable at any time during a period of one year following termination.

  c)
  The Executive will receive continuance of all medical insurance, dental insurance, and short and long-term disability insurance benefits covering the Executive for a period terminating on the earlier of i) 12 months after the date of termination of employment or longer to the extent that COBRA is applicable, or ii) the commencement of equivalent benefits from a new employer. Executive will continue to pay to Company an amount equal to the Executive's regular contribution for such participation. If the existing policies do not permit such continued participation, or if the Company so selects, the Company shall arrange to have issued for the benefit of the Executive equivalent benefits, provided further that the Executive shall not be required to pay any premiums or other charges or amounts on an after tax basis than that which Executive would have paid in order to participate in Employer's plans.

  d)
  The Executive will receive 12 months executive outplacement assistance with Lee, Hecht, Harrison, Woodcliff Lake, NJ, at a cost to the Company not to exceed $9,000.

SECTION 7—DISPUTES

        7.0   Any dispute, controversy, or claim arising under this Contract shall be settled by arbitration in accordance with the Rules of the American Arbitration Association then in effect. The controversy or claim shall be submitted to three arbitrators, one of whom shall be chosen by the Company, one of whom shall be chosen by the Executive, and the third of whom shall be chosen by the two so selected. The party desiring arbitration shall give written notice to the other party of its desire to arbitrate the particular matter in question, naming the arbitrator selected by it.

        If the other party shall fail within a period of 15 days to after such notice to have given a reply in writing naming the arbitrator selected by it, then the party not in default may apply to the American Arbitration Association for the appointment of the second arbitrator. If the two arbitrators chosen as above should fail within 15 days to after their selection to agree on the third arbitrator, then either party may apply to the American Arbitrator Association for the appointment of an arbitrator to fill the place so remaining vacant. The decision of any two of the arbitrators shall be final and binding upon the parties hereto and shall be delivered in writing signed in triplicate by the concurring arbitrators to each of the parties hereto. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

SECTION 8—BINDING CONTRACT

        8.0   This Contract shall be binding upon and inure to the benefit of the Executive, his heirs, distributees and assigns and upon the Company, its successors and assigns and the acquirer of substantially all the Company's assets. Executive may not, without the express written permission of the Company, assign or pledge any rights or obligations hereunder to any person, firm, or corporation.

SECTION 9—AMENDMENT; WAIVER

        9.0   This instrument contains the entire Contract of the parties with respect to the employment of Executive by Company. No amendment or modification of this Contract shall be valid unless evidenced by a written instrument executed by the parties hereto. No waiver by either party of any breach by the other party of any provision or condition of this Contract shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time.

SECTION 10—GOVERNING LAW

        10.0 This Contract shall be governed by and construed in accordance with the laws of the State of New Jersey.

SECTION 11—NOTICES

        11.0 All notices which a party is required or may desire to give to the other party under or in conjunction with this Contract shall be given in writing by addressing the same to the other party as follows:

    If to Executive to:

    Daniel Lehrfeld
    34 Greenwood Drive
    New City, NY 10956

    If to Company, to:

    Inrad, Inc.
    181 Legrand Avenue
    Northvale, NJ 07647
    Attn:  Chairman of the Board

Or at such other place as may be designated in writing by like notice. Any notice shall be deemed to have been given within 48 hours after being addressed as required herein and deposited, first-class postage prepaid, in the United States mail.

        IN WITNESS THEREOF, the parties have executed this Contract as of the day and year first written above.

/s/ DANIEL LEHRFELD Daniel Lehrfeld
INRAD, INC.
By:	/s/ WARREN RUDERMAN Warren Ruderman, President

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